FOR IMMEDIATE RELEASE                                Contact:  Samuel Cypert
                                                               313-792-6646


                 MASCO CORPORATION REPORTS RECORD THIRD QUARTER
                    AND INCREASES EARNINGS GUIDANCE FOR 2004

         Taylor, Michigan (November 2, 2004) -- Masco Corporation (NYSE: MAS) today reported that net sales from continuing operations for the third quarter ended September 30, 2004 increased 12 percent, primarily from organic growth, to a quarterly record $3.2 billion compared with $2.8 billion for the same period in 2003. The Company's strong third quarter performance benefited from market share gains, new products and positive economic conditions impacting the new home construction and home improvement markets.

         Income from continuing operations for the third quarter of 2004 was $289 million compared with $258 million for the same period in 2003. Earnings from continuing operations increased to a third quarter record of $.64 per common share compared with $.53 per common share for the 2003 third quarter.

         The Company continues to experience better-than-expected sales performance thus far in 2004, and, based on current business trends, believes that it will achieve record sales and earnings for 2004 with full-year earnings from continuing operations in a range of $2.31 to $2.35 per common share. This new guidance represents an increase from the previous guidance of $2.25 to $2.30 per common share. The Company anticipates that fourth quarter 2004 earnings from continuing operations will be in a range of $.50 to $.54 per common share, compared with fourth quarter 2003 earnings of $.32 per common share, which included a non-cash charge for goodwill impairment of $.09 per common share. The fourth quarter is seasonally one of the Company's lowest quarters in terms of sales and earnings.

         The new earnings guidance includes the benefit of recent common share repurchases and continues to reflect increases in a number of operating expenses, including such items as certain material, freight, energy and insurance costs, as well as costs and expenses associated with complying with the new requirements of the Sarbanes-Oxley Legislation. The year's guidance also includes income related to the Behr litigation of $.04 per common share in the first nine months of 2004 (principally in the first half), but excludes any fourth quarter Behr litigation income (as such amounts cannot be predicted), any gains or charges for businesses to be divested, other possible unusual items and the impact of share repurchases subsequent to September 30, 2004.

         The Company previously announced, in the first quarter of 2004, the planned disposition of several European businesses that are not core to the Company's long-term growth strategy. During the third quarter of 2004, the Company completed the sale of two of these businesses, Jung Pumpen in Germany and The Alvic Group in Spain. Total proceeds from the sale of these businesses were $191 million. The Company recognized a pre-tax, net gain on the disposition of these businesses of $108 million ($93 million or $.21 per common share, after tax). In addition, the Company recognized an additional pre-tax charge of $31 million related to the remaining businesses held for sale due to lower-than-expected operating results as well as weaker-than-expected demand for the businesses that the Company is divesting (these items are included in discontinued operations). During the third quarter of 2003, the Company recognized a pre-tax gain from the sale of businesses aggregating approximately $91 million and also $6 million from the operating results of those businesses (aggregating $.12 per common share, after tax; these items are included in discontinued operations). Including discontinued operations, net income for the 2004 third quarter increased to $359 million compared with $319 million for the 2003 third quarter, and earnings increased to $.80 per common share compared with $.65 per common share for the third quarter of 2003.

         Headquartered in Taylor, Michigan, Masco Corporation is one of the world's leading manufacturers of home improvement and building products as well as a leading provider of services that include the installation of insulation and other building products.



         A conference call regarding items contained in this release is scheduled for November 2, 2004 at 11:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (719) 457-2680 (confirmation #908324). The conference call will be webcast simultaneously on the Company's website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of all non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco's website or by phone by dialing (719) 457-0820 (replay access code #908324) approximately two hours after the end of the call and will continue through November 9, 2004.

         Masco Corporation's press releases and other information are available through the Company's toll free number, 1-888-MAS-NEWS, or under the Investor Relations section of Masco's website at www.masco.com.


         Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company's products, markets and conditions, which could affect the Company's future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     # # # #

                                        MASCO CORPORATION
                                 THIRD QUARTER SALES AND EARNINGS





                                                                                  Amounts are in millions, except per share data.

                                                                          Three Months Ended                Nine Months Ended
                                                                             September 30,                    September 30,
                                                                      -------------------------          ------------------------
                                                                        2004             2003             2004             2003
                                                                       -------          -------          -------          -------
Net Sales                                                              $ 3,173          $ 2,823          $ 9,040          $ 7,803

Cost of Sales                                                            2,182            1,949            6,224            5,414
                                                                       -------          -------          -------          -------

  Gross Profit                                                             991              874            2,816            2,389

Selling, General and Administrative Expenses                               502              459            1,491            1,312

(Income) Regarding Litigation Settlement                                    (2)             (58)             (30)             (71)
                                                                       -------          -------          -------          -------

  Operating Profit                                                         491              473            1,355            1,148

Other Income (Expense), Net                                                (31)             (60)             (43)            (147)
                                                                       -------          -------          -------          -------

  Income from Continuing Operations Before Income
    Taxes and Minority Interest                                            460              413            1,312            1,001

Income Taxes                                                               167              153              474              357
                                                                       -------          -------          -------          -------

  Income from Continuing Operations Before
    Minority Interest                                                      293              260              838              644

Minority Interest                                                            4                2               14                8
                                                                       -------          -------          -------          -------

  Income from Continuing Operations                                        289              258              824              636

Income (Loss) from Discontinued Operations, After Income Taxes              70               61              (36)              78
                                                                       -------          -------          -------          -------

  Net Income                                                           $   359          $   319          $   788          $   714
                                                                       =======          =======          =======          =======


Earnings per Common Share (Diluted):

  Income from Continuing Operations                                    $  0.64          $  0.53          $  1.81          $  1.28

  Income (Loss) from Discontinued Operations, After Income Taxes          0.16             0.13            (0.08)            0.16
                                                                       -------          -------          -------          -------

  Net Income                                                           $  0.80          $  0.65          $  1.73          $  1.44
                                                                       =======          =======          =======          =======

Average Diluted Common Shares Outstanding                                  449              489              455              496
                                                                       =======          =======          =======          =======



Third quarter 2003 earnings from continuing operations, as previously reported, included the negative impact of accounting irregularities and impairment charges related to two businesses in the United Kingdom aggregating $.06 per common share. These items were offset by income from an adjustment of the Behr litigation accrual of $.07 per common share.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company has accounted for the 2003 dispositions (Baldwin Hardware, Weiser Lock and The Marvel Group), the 2004 dispositions of Jung Pumpen and The Alvic Group and the remaining 2004 planned dispositions of certain other European businesses as discontinued operations.

THIRD QUARTER 2004

o Net sales from continuing operations for the quarter increased 12 percent, primarily from organic growth, with North American sales increasing 11 percent and International sales increasing 20 percent. In local currencies, International sales increased nine percent compared with the third quarter of 2003. The Company's sales growth benefited from market share gains, new products and positive economic conditions impacting the new home construction and home improvement markets.

o Sales of assembled cabinets, installation services, windows and plumbing products were particularly strong in the quarter.

o Income from continuing operations for the quarter was $289 million compared with $258 million for the third quarter of 2003.

o Earnings from continuing operations increased to a third quarter record of $.64 per common share (exceeding the Company's recently increased guidance of $.60 to $.63 per common share) compared with $.53 per common share for the 2003 third quarter.

o Results for the third quarter of 2004 include income from the sale of financial investments of $.01 per common share, after tax, comparable with the third quarter of 2003, and compared with income of $.02 and $.04 per common share in the second quarter and first quarter of 2004, respectively.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2004 (CONTINUED)

o The Company previously announced, in the first quarter of 2004, the planned disposition of several European businesses that are not core to the Company's long-term growth strategy. During the third quarter of 2004, the Company completed the sale of two of these businesses, Jung Pumpen in Germany and The Alvic Group in Spain. Total proceeds from the sale of these businesses were $191 million. The Company recognized a pre-tax, net gain on the disposition of these businesses of $108 million ($93 million or $.21 per common share, after tax). In addition, the Company recognized an additional pre-tax charge of $31 million related to the remaining businesses held for sale due to lower-than-expected operating results as well as weaker-than-expected demand for the businesses that the Company is divesting (these items are included in discontinued operations). During the third quarter of 2003, the Company recognized a pre-tax gain from the sale of businesses aggregating approximately $91 million and also $6 million from the operating results of these businesses (aggregating $.12 per common share, after tax; these items are included in results of discontinued operations). Including discontinued operations, net income for the 2004 third quarter increased to $359 million compared with $319 million for the 2003 third quarter, and earnings increased to $.80 per common share compared with $.65 per common share for the third quarter of 2003.

o Third quarter 2003 earnings from continuing operations, as previously reported, included the negative impact of accounting irregularities and impairment charges related to two businesses in the United Kingdom aggregating $.06 per common share. These items were offset by income from an adjustment of the Behr litigation accrual of $.07 per common share.

o Sales to key retail customers in the quarter (which were adversely affected by weather in certain parts of the country -- particularly sales of architectural coatings), increased six percent compared with an eight percent increase in the third quarter of 2003.

o Sales increases by segment, which were substantially all organic growth, in the 2004 third quarter versus the 2003 third quarter were:

        o Cabinets and Related Products sales increased 12 percent;

        o Plumbing Products sales increased 12 percent;

        o Installation and Other Services sales increased 15 percent;

        o Decorative Architectural Products sales increased four percent; and

        o Other Specialty Products sales increased 20 percent.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2004 (CONTINUED)

o Gross margins were 31.2 percent in the third quarter of 2004 compared with 31.0 percent in the third quarter of 2003. Operating profit margins as reported were 15.5 percent in the third quarter of 2004 compared with 16.8 percent in the third quarter of 2003. Excluding income related to the Behr litigation of $2 million in 2004 and $58 million in 2003 and the European charges of $42 million in 2003, operating profit margins were 15.4 percent in the third quarter of 2004 compared with 16.2 percent in the third quarter of 2003.

o Results in the third quarter of 2004 include the positive impact of higher sales volume, which was partially offset by the negative effect of previously communicated increases in a number of operating expenses, including such items as certain material, freight, energy and insurance costs, as well as costs and expenses associated with complying with the new requirements of the Sarbanes-Oxley Legislation.

o The Company achieved improved operating profit margins in three of its five segments. The lower margins in the Installation and Other Services segment resulted primarily from increased material costs and an increase in sales of generally lower-margin, non-insulation products. Historically, the Company has generally been able to increase its selling prices in this segment to reflect certain material cost increases. Typically, the benefits of such selling price increases are reflected in subsequent periods as there is a time lag as a result of existing contractual obligations. The lower margins in the Plumbing Products segment are primarily due to increased material costs and an increase in sales of lower margin products offset in part by higher sales volume of certain products.

o SG&A expenses as a percent of sales, including general corporate expense, were 15.8 percent in the third quarter of 2004 and 16.3 percent in the third quarter of 2003. The decline was principally the result of lower promotion and advertising costs partially offset by higher costs and expenses associated with complying with the new requirements of the Sarbanes-Oxley Legislation.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2004 (CONTINUED)

o General corporate expense was 1.7 percent of sales in the third quarter of 2004 compared with 1.1 percent in the comparable period of 2003. The increase is partially attributable to approximately $11 million of incremental external costs and expenses (principally professional fees) associated with complying with the new requirements of the Sarbanes-Oxley Legislation.

o Accounts receivable days at the end of the third quarter were 51 days compared with 53 days a year ago.

o Inventory days were 49 days at September 30, 2004 compared with 50 days at September 30, 2003.

o Accounts payable days at the end of the third quarter were 38 days for both 2004 and 2003.

o Working capital at September 30, 2004 (defined as accounts receivable and inventories less accounts payable) improved to 18.5 percent of the last twelve months of sales from 20.5 percent a year earlier.

o The Company's tax rate was 36.3 percent for the third quarter of 2004 compared with 37.0 percent for the comparable period of the prior year. The Company anticipates that its tax rate for 2004 will approximate 36 percent.

o At the end of the quarter, the Company had a strong balance sheet, with $1.3 billion in cash and marketable securities and $2.0 billion in unused bank lines. In the third quarter of 2004, the Company generated approximately $127 million of cash from the net disposition of financial assets.

o Debt as a percent of total capitalization was 45 percent at both September 30, 2004 and 2003.

o For the twelve months ended September 30, 2004 and September 30, 2003, return on invested capital was 12.9 percent and 11.3 percent, respectively. For the twelve months ended September 30, 2004 and September 30, 2003, return on invested capital (as reconciled) was 12.8 percent and 10.9 percent, respectively. The Company continues to believe that it will achieve its 15 percent return on invested capital goal by 2008 or sooner.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2004 (CONCLUDED)

o The Company repurchased three million common shares during the quarter and had 21 million common shares remaining at September 30, 2004 under the December 2003 Board of Directors repurchase authorization of 50 million shares.

o In the first nine months of 2004, the Company has returned approximately $1 billion to shareholders through share repurchases (27 million shares) and dividends. In 2003, the Company returned in excess of $1 billion to shareholders through share repurchases (35 million shares) and dividends.

o In the third quarter of 2004 the quarterly dividend was increased 12.5 percent from $.16 to $.18 per common share. In 2003, the quarterly dividend was increased 14 percent from $.14 to $.16 per common share. The Company has increased dividends for 46 consecutive years.

o The Company's diluted common shares for purposes of calculating earnings per common share were 449 million for the third quarter of 2004 compared with 489 million for the third quarter of 2003.

FULL-YEAR OUTLOOK

o Based on the current market price for the Company's common stock, diluted common shares for the computation of earnings per common share at October 1, 2004 were 448 million; this excludes the impact of any repurchases of common stock subsequent to September 30, 2004.

o The Company continues to experience better-than-expected sales performance thus far in 2004, and, based on current business trends, believes that it will achieve record sales and earnings for 2004 with full-year earnings from continuing operations in a range of $2.31 to $2.35 per common share. This new guidance represents an increase from the previous guidance of $2.25 to $2.30 per common share.

o Based on current business trends, the Company anticipates that fourth quarter 2004 earnings from continuing operations will be in a range of $.50 to $.54 per common share, compared with fourth quarter 2003 earnings of $.32 per common share, which included a non-cash charge for goodwill impairment of $.09 per common share. The fourth quarter is seasonally one of the Company's lowest quarters in terms of sales and earnings.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS


FULL-YEAR OUTLOOK (CONTINUED)

o Earnings guidance for 2004 also includes a reduction of approximately $.05 per common share on a full-year basis resulting from the absence of earnings related to the European businesses to be divested. These businesses have been treated as discontinued operations effective in the first quarter of 2004, which includes the reclassification of their prior period results to discontinued operations. The new earnings guidance includes the benefit of recent common share repurchases and continues to reflect increases in a number of operating expenses, including such items as certain material, freight, energy and insurance costs, as well as incremental external costs and expenses (principally professional fees) associated with complying with the new requirements of the Sarbanes-Oxley Legislation aggregating approximately $26 million for the nine months ended September 30, 2004. The guidance also includes income related to the Behr litigation of $.04 per common share in the first nine months of 2004 (principally in the first half), but excludes any fourth quarter Behr litigation income (as such amounts cannot be predicted), any gains or charges for businesses to be divested, other possible unusual items and the impact of share repurchases subsequent to September 30, 2004.

o The Company's marketable securities and bond funds have an aggregate cost basis and a market value of $329 million and $346 million respectively, including unrealized gains of $39 million and unrealized losses of $22 million (principally Furniture Brands International
         (FBN)) at September 30, 2004.

o Included in marketable securities are four million shares of Furniture Brands International common stock, which was received in June 2002 from the Company's investment in Furnishings International Inc. debt. The market price of FBN during 2004 has been above and below the Company's cost basis of $30.25 per share. If the price remains significantly below the cost basis, the Company may record an other-than-temporary asset impairment charge in the fourth quarter of 2004. The Company has not included any potential charge in its guidance for the 2004 fourth quarter or full-year earnings estimates.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS


FULL-YEAR OUTLOOK (CONCLUDED)

o The Financial Accounting Standards Board has implemented accounting rules that would require the Company to include 24 million shares in the calculation of diluted earnings per common share related to the Company's Zero Coupon Convertible Senior Notes due 2031. Currently, the shares related to the Notes are not included in the calculation of diluted earnings per common share, since the Notes are not convertible according to their terms. The Company is considering alternatives to minimize the estimated dilutive impact (approximately $.08 per common share for 2004 and lesser amounts in prior years) of the shares related to the Notes.



         Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

                      MASCO CORPORATION - 3rd QUARTER 2004

PAGE
----
 1      Condensed Statements of Income - 2004 & 2003 Quarters

 2      Notes to Condensed Statements of Income - 2004 & 2003 Quarters

 3      Sales by Segment and Geographic Area - Three Months Ended September 30, 2004 & 2003

 4      Sales by Segment and Geographic Area - Nine Months Ended September 30, 2004 & 2003

 5      2004 Quarterly Segment Data

 6      2003 Quarterly Segment Data - Excluding Goodwill Impairment Charge

 7      2003 Quarterly Segment Data - Including Goodwill Impairment Charge

 8      Other Income (Expense), Net -  2004 & 2003 Quarters

 9      Consolidated Statements of Income - Three Months Ended September 30, 2004 & 2003

 10     Consolidated Statements of Income - Nine Months Ended September 30, 2004 & 2003

 11     Consolidated Balance Sheets

        GAAP Reconciliations:

 12           Sales Growth Excluding Effect of Acquisitions & Currency Translation

 13           Operating Profit and Margins

 14           Operating Profit and Shareholders' Equity

 15     Discontinued Operations

                                MASCO CORPORATION
                         CONDENSED STATEMENTS OF INCOME
                           2004 AND 2003 - BY QUARTER
                      RESTATED FOR DISCONTINUED OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                     2004                                2003
                                                           ------------------------   -------------------------------------------
                                                           Qtr. 3   Qtr. 2   Qtr. 1    Year    Qtr. 4   Qtr. 3   Qtr. 2    Qtr. 1
                                                           ------   ------   ------   ------   ------   ------   ------   -------
Net  Sales:
  - North America                                          $2,627   $2,531   $2,271   $8,763   $2,269   $2,369   $2,198   $ 1,927
  - International                                             546      530      535    1,808      499      454      430       425
                                                           ------   ------   ------   ------   ------   ------   ------   -------
  - Consolidated                                            3,173    3,061    2,806   10,571    2,768    2,823    2,628     2,352

Cost of Sales                                               2,182    2,087    1,955    7,330    1,916    1,949    1,821     1,644
                                                           ------   ------   ------   ------   ------   ------   ------   -------
Gross Profit                                                  991      974      851    3,241      852      874      807       708
      (Gross Margin)                                         31.2%    31.8%    30.3%    30.7%    30.8%    31.0%    30.7%     30.1%
S,G&A Expense (before GCE, Fixed Asset (Gain) &
  Benefit Expense (Income)                                    449      460      456    1,648      442      426      409       371
    (S,G&A Expense as a % of Sales)                          14.2%    15.0%    16.3%    15.6%    16.0%    15.1%    15.6%     15.8%
                                                           ------   ------   ------   ------   ------   ------   ------   -------
Operating Profit (before GCE, Fixed Asset (Gain),
  Litigation (Income), Benefit Expense (Income) & Goodwill
  Impairment Charge)                                          542      514      395    1,593      410      448      398       337
     (Operating Margin)                                      17.1%    16.8%    14.1%    15.1%    14.8%    15.9%    15.1%     14.3%
  - North America                                             478      442      329    1,433      353      431      373       276
     (Margin)                                                18.2%    17.5%    14.5%    16.4%    15.6%    18.2%    17.0%     14.3%
  - International                                              64       72       66      160       57       17       25        61
     (Margin)                                                11.7%    13.6%    12.3%     8.8%    11.4%     3.7%     5.8%     14.4%

General Corporate Expense (GCE)                                53       45       36      115       27       31       29        28

S,G&A Expense as a % of Sales
  (including GCE, Fixed Asset (Gain) & Benefit Expense)
  (Income)                                                   15.8%    16.5%    17.3%    16.8%    16.9%    16.1%    16.5%     17.9%

(Gains) on Sale of Corporate Fixed Assets, Net                  -       (1)      (7)      (3)       -       (3)       -         -

(Income) Regarding Litigation Settlement                       (2)      (7)     (21)     (72)      (1)     (58)       -       (13)

Accelerated Benefit Expense (Income), Net                       -        -        -       16        -        -       (5)       21

Goodwill Impairment Charge                                      -        -        -       53       48        5        -         -
                                                           ------   ------   ------   ------   ------   ------   ------   -------
Operating Profit per F/S                                   $  491   $  477   $  387   $1,484   $  336   $  473   $  374   $   301
                                                           ======   ======   ======   ======   ======   ======   ======   =======
Earnings per Common Share (Diluted):

  Income from Continuing Operations                        $ 0.64   $ 0.65   $ 0.52   $ 1.61   $ 0.32   $ 0.53   $ 0.44   $  0.30

  Income (Loss) From Discontinued Operations
     and Gain (Loss), Net                                    0.16    (0.07)   (0.16)    0.03    (0.13)    0.13     0.02      0.01
                                                           ------   ------   ------   ------   ------   ------   ------   -------
  Net Income                                               $ 0.80   $ 0.58   $ 0.36   $ 1.64   $ 0.19   $ 0.65   $ 0.46   $  0.32
                                                           ======   ======   ======   ======   ======   ======   ======   =======

SEE PAGE 2 FOR NOTES.

                                MASCO CORPORATION
                     NOTES TO CONDENSED STATEMENTS OF INCOME
                           2004 AND 2003 - BY QUARTER
                      RESTATED FOR DISCONTINUED OPERATIONS

NOTES:

- Operating results exclude 2004 planned dispositions as well as operations which were sold in 2004 and 2003, all of which are treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

- Income from discontinued operations in the third quarter of 2004 includes a $108 million pre-tax gain, net ($.21 per common share, after tax) from the sale of two businesses and an additional charge of $31 million ($.07 per common share, after tax) related to the remaining businesses held for sale.

- (Loss) from discontinued operations in the first and second quarters of 2004 includes pre-tax charges of $64 million ($.16 per common share, after tax) and $44 million ($.10 per common share, after tax), respectively.

- Operating results for the fourth quarter of 2003 reflect a non-cash, after-tax charge for goodwill impairment of $42 million ($.09 per common share).

- (Loss) from discontinued operations in the fourth quarter of 2003 includes a non-cash, after-tax charge for goodwill impairment of $71 million ($.15 per common share).

- Operating results reflect pre-tax charges of $35 million ($.05 per common share, after tax) and $23 million ($.03 per common share, after tax) in the third quarter and second quarter of 2003, respectively, for a European business unit in the Decorative Architectural Products segment; and $7 million ($.01 per common share, after tax) in the third quarter of 2003 for a European business unit in the Plumbing Products segment.

- Income from discontinued operations in the third quarter of 2003 includes an after-tax net gain from the sale of Baldwin, Weiser and Marvel totaling $53 million ($.11 per common share).

- As previously disclosed, certain benefits were accelerated and expensed (due to the unexpected passing of the Company's President) in the first quarter of 2003. A portion of the benefit liability (related to an investment in the Company's common stock) fluctuated based on the market price of Company common stock. In the second quarter of 2003, the Company recognized income related to this liability as the obligation was marked to market, based on the Company's stock price, at the end of each reporting period. The liability was satisfied in the third quarter of 2003 with no impact on earnings.

- Per common share amounts for the four quarters of 2003 and the three quarters of 2004 do not total to the per common share amount for the respective year and year to date due to the timing of capital stock transactions and the effect of contingently issuable shares.

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                  THREE MONTHS ENDED SEPTEMBER 30, 2004 & 2003
                              (DOLLARS IN MILLIONS)

                                          Three Months Ended
                                             September 30,           3rd Qtr '04
                                         --------------------            vs.
                                          2004          2003         3rd Qtr '03
                                         ------        ------        ------------
Cabinets & Related Products              $  856        $  761        +        12%

Plumbing Products                           775           692        +        12%

Installation & Other Services               737           642        +        15%

Decorative Architectural Products           433           418        +         4%

Other Specialty Products                    372           310        +        20%
                                         ------        ------
   Total                                 $3,173        $2,823        +        12%
                                         ======        ======

North America                            $2,627        $2,369        +        11%

International, principally Europe           546           454        +        20%
                                         ------        ------
   Total, as above                       $3,173        $2,823        +        12%
                                         ======        ======

NOTES:

-     Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased 12 percent, North American net sales increased 10 percent and International net sales increased 20 percent (see page 12 for the GAAP reconciliation).

- International sales in local currencies increased nine percent compared with the third quarter of 2003 (see page 12 for the GAAP reconciliation).

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                   NINE MONTHS ENDED SEPTEMBER 30, 2004 & 2003
                              (DOLLARS IN MILLIONS)

                                     Nine Months Ended
                                       September 30,      9 Months '04
                                     -----------------        vs.
                                      2004       2003     9 Months '03
                                     ------     ------    ------------
Cabinets & Related Products          $2,432     $2,114     +       15%

Plumbing Products                     2,299      1,990     +       16%

Installation & Other Services         2,053      1,769     +       16%

Decorative Architectural Products     1,254      1,099     +       14%

Other Specialty Products              1,002        831     +       21%
                                     ------     ------
  Total                              $9,040     $7,803     +       16%
                                     ======     ======

North America                        $7,429     $6,494     +       14%

International, principally Europe     1,611      1,309     +       23%
                                     ------     ------
  Total, as above                    $9,040     $7,803     +       16%
                                     ======     ======

NOTES:

-     Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased 15 percent, North American net sales increased 14 percent and International net sales increased 23 percent (see page 12 for the GAAP reconciliation).

- International sales in local currencies increased 11 percent compared with the first nine months of 2003 (see page 12 for the GAAP reconciliation).

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2004
                              (DOLLARS IN MILLIONS)

                                                           Year    Qtr. 4     Qtr. 3     Qtr. 2     Qtr. 1
                                                           ----    ------    --------   --------   --------
Net Sales:
        - Cabinets and Related Products                                      $   856    $   797    $   779
        - Plumbing Products                                                      775        785        739
        - Installation and Other Services                                        737        686        630
        - Decorative Architectural Products                                      433        451        370
        - Other Specialty Products                                               372        342        288
                                                           ----    ------    -------    -------    -------
        - TOTAL                                                                3,173      3,061      2,806
                                                           ====    ======    =======    =======    =======
        - North America                                                        2,627      2,531      2,271
        - International, principally Europe                                      546        530        535
                                                           ----    ------    -------    -------    -------
        - TOTAL, AS ABOVE                                                      3,173      3,061      2,806
                                                           ====    ======    =======    =======    =======
Operating Profit:
        - Cabinets and Related Products                                          150        137        109
        - Plumbing Products                                                      101        117         96
        - Installation and Other Services                                        103         88         81
        - Decorative Architectural Products                                      102        101         64
        - Other Specialty Products                                                86         71         45
                                                           ----    ------    -------    -------    -------
        - TOTAL                                                                  542        514        395
                                                           ====    ======    =======    =======    =======
        - North America                                                          478        442        329
        - International, principally Europe                                       64         72         66
                                                           ----    ------    -------    -------    -------
        - TOTAL, AS ABOVE                                                        542        514        395
                                                           ====    ======    =======    =======    =======
General Corporate Expense (GCE)                                                   53         45         36

(Gains) on Sale of Corporate Fixed Assets, Net                                     -         (1)        (7)

(Income) Regarding Litigation Settlement                                          (2)        (7)       (21)
                                                           ----    ------    -------    -------    -------
Operating Profit (after GCE and Adjustments)                                     491        477        387
Other Income (Expense), Net                                                      (31)       (11)        (1)
                                                           ----    ------    -------    -------    -------
Income from Continuing Operations Before
        Income Taxes and Minority Interest                                   $   460    $   466    $   386
                                                           ====    ======    =======    =======    =======
Margins:
        - Cabinets and Related Products                                         17.5%      17.2%      14.0%
        - Plumbing Products                                                     13.0%      14.9%      13.0%
        - Installation and Other Services                                       14.0%      12.8%      12.9%
        - Decorative Architectural Products                                     23.6%      22.4%      17.3%
        - Other Specialty Products                                              23.1%      20.8%      15.6%
        - TOTAL                                                                 17.1%      16.8%      14.1%

        - North America                                                         18.2%      17.5%      14.5%
        - International, principally Europe                                     11.7%      13.6%      12.3%
        - TOTAL, AS ABOVE                                                       17.1%      16.8%      14.1%

NOTES:

-     Data exclude discontinued operations.

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement and (gains) on sale of Corporate fixed assets, net.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2003
                      EXCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                 Year       Qtr. 4     Qtr. 3    Qtr. 2      Qtr. 1
                                               ---------   --------   --------   --------   --------
Net Sales:
        - Cabinets and Related Products        $  2,879    $   765    $   761    $   695    $   658
        - Plumbing Products                       2,684        694        692        675        623
        - Installation and Other Services         2,411        642        642        585        542
        - Decorative Architectural Products       1,449        350        418        393        288
        - Other Specialty Products                1,148        317        310        280        241
                                               --------    -------    -------    -------    -------
        - TOTAL                                  10,571      2,768      2,823      2,628      2,352
                                               ========    =======    =======    =======    =======
        - North America                           8,763      2,269      2,369      2,198      1,927
        - International, principally Europe       1,808        499        454        430        425
                                               --------    -------    -------    -------    -------
        - TOTAL, AS ABOVE                        10,571      2,768      2,823      2,628      2,352
                                               ========    =======    =======    =======    =======
Operating Profit:
        - Cabinets and Related Products             441        127        122        110         82
        - Plumbing Products                         360         83         96         95         86
        - Installation and Other Services           368         93        110         88         77
        - Decorative Architectural Products         215         48         57         55         55
        - Other Specialty Products                  209         59         63         50         37
                                               --------    -------    -------    -------    -------
        - TOTAL                                   1,593        410        448        398        337
                                               ========    =======    =======    =======    =======
        - North America                           1,433        353        431        373        276
        - International, principally Europe         160         57         17         25         61
                                               --------    -------    -------    -------    -------
        - TOTAL, AS ABOVE                         1,593        410        448        398        337
                                               ========    =======    =======    =======    =======
General Corporate Expense (GCE)                     115         27         31         29         28

(Gains) on Sale of Corporate Fixed Assets, Net       (3)         -         (3)         -          -

(Income) Regarding Litigation Settlement            (72)        (1)       (58)         -        (13)

Accelerated Benefit Expense, (Income)  Net           16          -          -         (5)        21
                                               --------    -------    -------    -------    -------
Operating Profit (after GCE and Adjustments)      1,537        384        478        374        301

Other Income (Expense), Net                        (204)       (57)       (60)       (33)       (54)
                                               --------    -------    -------    -------    -------
Income from Continuing Operations Before
        Income Taxes and Minority Interest     $  1,333    $   327    $   418    $   341    $   247
                                               ========    =======    =======    =======    =======
Margins:
        - Cabinets and Related Products            15.3%      16.6%      16.0%      15.8%      12.5%
        - Plumbing Products                        13.4%      12.0%      13.9%      14.1%      13.8%
        - Installation and Other Services          15.3%      14.5%      17.1%      15.0%      14.2%
        - Decorative Architectural Products        14.8%      13.7%      13.6%      14.0%      19.1%
        - Other Specialty Products                 18.2%      18.6%      20.3%      17.9%      15.4%
        - TOTAL                                    15.1%      14.8%      15.9%      15.1%      14.3%

        - North America                            16.4%      15.6%      18.2%      17.0%      14.3%
        - International, principally Europe         8.8%      11.4%       3.7%       5.8%      14.4%
        - TOTAL, AS ABOVE                          15.1%      14.8%      15.9%      15.1%      14.3%

NOTES:

-     Data exclude discontinued operations.

- Operating results for the fourth quarter of 2003 exclude a non-cash, pre-tax charge for goodwill impairment of $48 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($17 million) and the Other Specialty Products segment ($31 million).

- Operating results reflect charges of $30 million which excludes $5 million for impairment of goodwill, in the third quarter of 2003; and $23 million in the second quarter of 2003, respectively, for a business unit in the Decorative Architectural Products segment; and $7 million in the third quarter of 2003 for a business unit in the Plumbing Products segment.

- Due to the unexpected passing of the Company's President and Chief Operating Officer, certain benefits were accelerated and expensed in the first quarter of 2003. A portion of the benefit liability (related to an investment in the Company's common stock) fluctuated based on the market price of Company common stock. In the second quarter of 2003, the Company recognized income relating to this liability as the obligation was marked to market, based on the Company's stock price. The liability was satisfied in the third quarter of 2003 with no impact on earnings.

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement, accumulated benefit (income) expense, net and (gains) on sale of Corporate fixed assets, net.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2003
                      INCLUDING GOODWILL IMPAIRMENT CHARGE
                              (DOLLARS IN MILLIONS)

                                                 Year       Qtr. 4     Qtr. 3     Qtr. 2     Qtr. 1
                                               ---------   --------   --------   --------   --------
Net Sales:
        - Cabinets and Related Products        $  2,879    $   765    $   761    $   695    $   658
        - Plumbing Products                       2,684        694        692        675        623
        - Installation and Other Services         2,411        642        642        585        542
        - Decorative Architectural Products       1,449        350        418        393        288
        - Other Specialty Products                1,148        317        310        280        241
                                               --------    -------    -------    -------    -------
        - TOTAL                                  10,571      2,768      2,823      2,628      2,352
                                               ========    =======    =======    =======    =======
        - North America                           8,763      2,269      2,369      2,198      1,927
        - International, principally Europe       1,808        499        454        430        425
                                               --------    -------    -------    -------    -------
        - TOTAL, AS ABOVE                        10,571      2,768      2,823      2,628      2,352
                                               ========    =======    =======    =======    =======
Operating Profit:
        - Cabinets and Related Products             441        127        122        110         82
        - Plumbing Products                         343         66         96         95         86
        - Installation and Other Services           368         93        110         88         77
        - Decorative Architectural Products         210         48         52         55         55
        - Other Specialty Products                  178         28         63         50         37
                                               --------    -------    -------    -------    -------
        - TOTAL                                   1,540        362        443        398        337
                                               ========    =======    =======    =======    =======
        - North America                           1,433        353        431        373        276
        - International, principally Europe         107          9         12         25         61
                                               --------    -------    -------    -------    -------
        - TOTAL, AS ABOVE                         1,540        362        443        398        337
                                               ========    =======    =======    =======    =======
General Corporate Expense (GCE)                     115         27         31         29         28

(Gains) on Sale of Corporate Fixed Assets, Net       (3)         -         (3)         -          -

(Income) Regarding Litigation Settlement            (72)        (1)       (58)         -        (13)

Accelerated Benefit Expense (Income), Net            16          -          -         (5)        21
                                               --------    -------    -------    -------    -------
Operating Profit (after GCE and Adjustments)      1,484        336        473        374        301

Other Income (Expense), Net                        (204)       (57)       (60)       (33)       (54)
                                               --------    -------    -------    -------    -------
Income from Continuing Operations Before
        Income Taxes and Minority Interest     $  1,280    $   279    $   413    $   341    $   247
                                               ========    =======    =======    =======    =======
Margins:
        - Cabinets and Related Products            15.3%      16.6%      16.0%      15.8%      12.5%
        - Plumbing Products                        12.8%       9.5%      13.9%      14.1%      13.8%
        - Installation and Other Services          15.3%      14.5%      17.1%      15.0%      14.2%
        - Decorative Architectural Products        14.5%      13.7%      12.4%      14.0%      19.1%
        - Other Specialty Products                 15.5%       8.8%      20.3%      17.9%      15.4%
        - TOTAL                                    14.6%      13.1%      15.7%      15.1%      14.3%

        - North America                            16.4%      15.6%      18.2%      17.0%      14.3%
        - International, principally Europe         5.9%       1.8%       2.6%       5.8%      14.4%
        - TOTAL, AS ABOVE                          14.6%      13.1%      15.7%      15.1%      14.3%

NOTES:

-     Data exclude discontinued operations.

- Operating results for the fourth quarter of 2003 reflect a non-cash, pre-tax charge for goodwill impairment of $48 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($17 million) and the Other Specialty Products segment ($31 million).

- Operating results reflect charges of $35 million, including $5 million for impairment of goodwill, in the third quarter of 2003; and $23 million in the second quarter of 2003, respectively, for a business unit in the Decorative Architectural Products segment; and $7 million in the third quarter of 2003 for a business unit in the Plumbing Products segment.

- Due to the unexpected passing of the Company's President and Chief Operating Officer, certain benefits were accelerated and expensed in the first quarter of 2003. A portion of the benefit liability (related to an investment in the Company's common stock) fluctuated based on the market price of Company common stock. In the second quarter of 2003, the Company recognized income relating to this liability as the obligation was marked to market, based on the Company's stock price. The liability was satisfied in the third quarter of 2003 with no impact on earnings.

- Operating profit and margins by segment and geographic area are before general corporate expense and exclude (income) regarding the litigation settlement, accumulated benefit (income) expense, net and (gains) on sale of Corporate fixed assets, net.

                                MASCO CORPORATION
                           OTHER INCOME (EXPENSE), NET
                             2004 AND 2003 QUARTERS
                                  (IN MILLIONS)

                                                            2004                                            2003
                                             -----------------------------------------    ----------------------------------------
                                             Year  Qtr.4    Qtr.3    Qtr.2      Qtr.1      Year     Qtr.4   Qtr.3    Qtr.2   Qtr.1
                                             ----  -----    ------   -----     -------    ------   ------   -----    -----   -----
Interest Expense                                            $ (55)   $(52)     $  (53)    $(261)    $(60)   $(67)    $(67)   $(67)

Income from Cash and Cash Investments                           3       1           2         8        2       2        2       2

Other Interest Income                                           2       1           2         8        3       2        1       2

Income from Financial Investments, Net                         17      21          36        65       13      19       19      14

Loss on Early Retirement of Debt                                -       -           -        (7)      (4)     (3)       -       -

Gain from Sale of Equity Investment                             -       -           -         5        -       -        5       -

Impairment Charge for Long-Term Investments                     -       -           -       (19)     (10)     (9)       -       -

Other, Net                                                      2      18          12        (3)      (1)     (4)       7      (5)
                                             ----  -----    -----    ----      ------     -----     ----    ----     ----    ----
Total Other Income (Expense), Net                           $ (31)   $(11)     $   (1)    $(204)    $(57)   $(60)    $(33)   $(54)
                                             ====  =====    =====    ====      ======     =====     ====    ====     ====    ====

NOTES:

-     Data exclude discontinued operations.

- Income from financial investments, net, includes $9 million and $52 million of net realized gains for the three months and nine months ended September 30, 2004, respectively.

- Other, net, includes principally the monetization and disposition of other non-operating assets, including a $5 million gain from the sale of non-operating assets for the nine months ended September 30, 2004 and $(1) million and $11 million of realized currency (losses) gains for the three months and nine months ended September 30, 2004, respectively.

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
              FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 & 2003
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                              Three Months Ended           As a Percent of Sales
                                                                                 September 30,          3 Months Ended September 30,
                                                                     %      -----------------------     ----------------------------
Line                                                               Change      2004          2003             2004          2003
----                                                               ------   ---------     ---------          ------         ------
 1   Net Sales                                                      12%     $   3,173     $   2,823          100.0%         100.0%

 2   Cost of Sales                                                  12%         2,182         1,949           68.8%          69.0%
                                                                            ---------     ---------          -----          -----
 3   Gross Profit                                                   13%           991           874           31.2%          31.0%
                                                                            ---------     ---------          -----          -----
     Operating Profit:

 4   - Before GCE, Litigation (Income), (Gain) on Sale
       of Fixed Assets and Goodwill Charge (3-9)                    21%           542           448           17.1%          15.9%

 5   - After GCE, Litigation (Income), (Gain) on Sale of Fixed
       Assets and Goodwill Charge (3-10-11)                          4%           491           473           15.5%          16.8%
                                                                            ---------     ---------          -----          -----
     S,G&A Expense:

 6   - General Corporate Expense (GCE)                              71%            53            31            1.7%           1.1%

 7   - (Gains) on Sale of Corporate Fixed Assets, Net                               -            (3)           0.0%          -0.1%

 8   - Goodwill Impairment Charge                                                   -             5            0.0%           0.2%

 9   - All Other                                                     5%           449           426           14.2%          15.1%
                                                                            ---------     ---------          -----          -----
 10  - Total S,G&A Expense                                           9%           502           459           15.8%          16.3%
                                                                            ---------     ---------          -----          -----
 11  (Income) Regarding Litigation Settlement                                      (2)          (58)          -0.1%          -2.1%

 12  Other Income (Expense), Net                                   -48%           (31)          (60)          -1.0%          -2.1%

 13  Income from Continuing Operations Before Income Taxes
       and Minority Interest (5-12)                                 11%           460           413           14.5%          14.6%

 14  Income Taxes                                                    9%           167           153            5.3%           5.4%
       (Tax Rate)                                                                36.3%         37.0%
                                                                            ---------     ---------          -----          -----
 15  Income from Continuing Operations Before Minority Interest     13%           293           260            9.2%           9.2%

 16  Minority Interest                                                             (4)           (2)          -0.1%          -0.1%
                                                                            ---------     ---------          -----          -----
 17  Income from Continuing Operations                              12%           289           258            9.1%           9.1%

 18  Income from Discontinued Operations, After Income Taxes                       70            61            2.2%           2.2%
                                                                            ---------     ---------          -----          -----
 19  Net Income                                                     13%     $     359     $     319           11.3%          11.3%
                                                                            =========     =========          =====          =====
     Earnings Per Common Share (Diluted):

       Income from Continuing Operations                            22%     $    0.64     $    0.53

       Income from Discontinued Operations, After Income Taxes                   0.16          0.13
                                                                            ---------     ---------
       Net Income                                                   23%     $    0.80     $    0.65
                                                                            =========     =========
     Average (Diluted) Common Shares                                -8%           449          489

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 & 2003
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                  Nine Months Ended       As a Percent of Sales
                                                                                    September 30,       9 Months Ended September 30,
                                                                         %       --------------------   ----------------------------
Line                                                                   Change      2004       2003          2004        2003
----                                                                   ------    -------    ---------      ------      ------
  1    Net Sales                                                        16%      $ 9,040    $  7,803       100.0%      100.0%

  2    Cost of Sales                                                    15%        6,224       5,414        68.8%       69.4%
                                                                                 -------    --------       -----       -----
  3    Gross Profit                                                     18%        2,816       2,389        31.2%       30.6%
                                                                                 =======    ========       =====       =====
       Operating Profit:

  4    - Before GCE, Litigation (Income), (Gain)
         on Sale of Fixed Assets, Accelerated Benefit
         Expense and Goodwill Charge (3-10)                             23%        1,451       1,183        16.1%       15.2%

  5    - After GCE, Litigation (Income), (Gain) on Sale
         of Fixed Assets, Accelerated Benefit Expense
         and Goodwill Charge (3-11-12)                                  18%        1,355       1,148        15.0%       14.7%
                                                                                 -------    --------       -----       -----
       S,G&A Expense:
  6    - General Corporate Expense (GCE)                                52%          134          88         1.5%        1.1%

  7    - (Gains) on Sale of Corporate Fixed Assets, Net                               (8)         (3)       -0.1%        0.0%

  8    - Accelerated Benefit Expense, Net                                              -          16         0.0%        0.2%

  9    - Goodwill Impairment Charge                                                    -           5         0.0%        0.1%

  10   - All Other                                                      13%        1,365       1,206        15.1%       15.5%
                                                                                 -------    --------       -----       -----
  11   - Total S,G&A Expense                                            14%        1,491       1,312        16.5%       16.8%
                                                                                 =======    ========       =====       =====
  12   (Income) Regarding Litigation Settlement                        -58%          (30)        (71)       -0.3%       -0.9%

  13   Other Income (Expense), Net                                     -71%          (43)       (147)       -0.5%       -1.9%

  14   Income from Continuing Operations Before Income Taxes
         and Minority Interest (5+13)                                   31%        1,312       1,001        14.5%       12.8%

  15   Income Taxes                                                     33%          474         357         5.2%        4.6%
          (Tax Rate)                                                                36.1%       35.7%
                                                                                 -------    --------       -----       -----
  16   Income from Continuing Operations Before Minority Interest       30%          838         644        9.3%         8.3%

  17   Minority Interest                                                             (14)         (8)       -0.2%       -0.1%
                                                                                 -------    --------       -----       -----
  18   Income from Continuing Operations                                30%          824         636         9.1%        8.2%

  19   (Loss) Income from Discontinued Operations, After Income
          Taxes                                                                      (36)         78        -0.4%        1.0%
                                                                                 -------    --------       -----       -----
  20   Net Income                                                       10%      $   788    $    714         8.7%        9.2%
                                                                                 =======    ========       =====       =====
       Earnings Per Common Share (Diluted):

          Income from Continuing Operations                             41%      $  1.81    $   1.28

          (Loss) Income from Discontinued Operations,
              After Income Taxes                                                   (0.08)       0.16
                                                                                 -------    --------
          Net Income                                                    20%      $  1.73    $   1.44
                                                                                 =======    ========
       Average (Diluted) Common Shares                                  -8%          455         496

                                MASCO CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                                               September 30,    December 31,
                                                                  2004             2003
                                                               -------------    ------------
ASSETS

Current Assets:

        Cash and Cash Investments                                $   969          $   795

        Accounts and Notes Receivable, Net                         1,908            1,674

        Inventories                                                1,126            1,019

        Prepaid Expenses and Other                                   276              316
                                                                 -------          -------
             Total Current Assets                                  4,279            3,804

Property and Equipment, Net                                        2,165            2,339

Goodwill                                                           4,445            4,491

Other Intangible Assets, Net                                         330              344

Assets Held for Sale                                                 175               --

Other Assets                                                         995            1,171
                                                                 -------          -------
             Total Assets                                        $12,389          $12,149
                                                                 =======          =======

LIABILITIES

Current Liabilities:

        Notes Payable                                            $    44          $   334

        Accounts Payable                                             852              715

        Accrued Liabilities                                        1,130            1,050
                                                                 -------          -------
             Total Current Liabilities                             2,026            2,099

Long-Term Debt                                                     4,210            3,848

Liabilities Held for Sale                                             60               --

Deferred Income Taxes and Other                                      851              746
                                                                 -------          -------
             Total Liabilities                                     7,147            6,693

SHAREHOLDERS' EQUITY                                               5,242            5,456
                                                                 -------          -------
             Total Liabilities and Shareholders' Equity          $12,389          $12,149
                                                                 =======          =======

                                MASCO CORPORATION
                       GAAP RECONCILIATION OF SALES GROWTH
             EXCLUDING EFFECT OF ACQUISITIONS & CURRENCY TRANSLATION
                                  (IN MILLIONS)

                                                              Three Months Ended September 30,
                                                              --------------------------------
                                                                     2004         2003
                                                                   --------      ------
Consolidated Net Sales, as reported                                 $ 3,173      $ 2,823

        - Acquisitions                                                  (11)           -
                                                                    -------      -------
Consolidated Net Sales (excl. acquisitions)                         $ 3,162      $ 2,823
                                                                    =======      =======

North American Net Sales, as reported                               $ 2,627      $ 2,369

        - Acquisitions                                                  (11)           -
                                                                    -------      -------
North American Net Sales (excl. acquisitions)                       $ 2,616      $ 2,369
                                                                    =======      =======

International Net Sales, as reported                                $   546      $   454

        - Acquisitions                                                    -            -
                                                                    -------      -------
International Net Sales (excl. acquisitions)                            546          454

        - Currency Translation                                          (49)           -
                                                                    -------      -------
International Net Sales (excl. acquisitions & currency)             $   497      $   454
                                                                    =======      =======

                                                              Nine Months Ended September 30,
                                                              -------------------------------
                                                                     2004         2003
                                                                   --------     ---------
Consolidated Net Sales, as reported                                $ 9,040       $ 7,803

        - Acquisitions                                                 (39)            -
                                                                   -------       -------
Consolidated Net Sales (excl. acquisitions)                        $ 9,001       $ 7,803
                                                                   =======       =======

North American Net Sales, as reported                              $ 7,429       $ 6,494

        - Acquisitions                                                 (39)            -
                                                                   -------       -------
North American Net Sales (excl. acquisitions)                      $ 7,390       $ 6,494
                                                                   =======       =======

International Net Sales, as reported                               $ 1,611       $ 1,309

        - Acquisitions                                                   -             -
                                                                   -------       -------
International Net Sales (excl. acquisitions)                         1,611         1,309

        - Currency Translation                                        (160)            -
                                                                   -------       -------
International Net Sales (excl. acquisitions & currency)            $ 1,451       $ 1,309
                                                                   =======       =======

NOTES:

The Company presents information comparing results from one period to another excluding the results of businesses acquired in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period's exchange rates, rather than exchange rates for the current period. The Company presents this information in order to assess how the underlying businesses performed in local currencies before taking into account currency fluctuations.

                                MASCO CORPORATION
               GAAP RECONCILIATION OF OPERATING PROFIT AND MARGINS
                              (DOLLARS IN MILLIONS)

                                                                THREE MONTHS ENDED SEPTEMBER 30,
                                                            -----------------------------------------
                                                                  2004                    2003
                                                            ------------------      -----------------
                                                              $        Margin         $        Margin
                                                            ------     -------      -----      ------
Operating Profit, As Reported                               $ 491        15.5%      $ 473       16.8%

(Income) Regarding Litigation Settlement                       (2)                    (58)

European Charges                                                -                      42
                                                            -----                   -----
Operating Profit, As Reconciled                             $ 489        15.4%      $ 457       16.2%
                                                            =====                   =====

                                                                    NINE MONTHS ENDED SEPTEMBER 30,
                                                            -----------------------------------------------
                                                                    2004                     2003
                                                            --------------------     ----------------------
                                                               $        Margin          $          Margin
                                                            --------    ------       --------      -------
Operating Profit, As Reported                               $ 1,355      15.0%       $ 1,148        14.7%

(Income) Regarding Litigation Settlement                        (30)                     (71)

European Charges                                                  -                       59

Accelerated Benefit Expense, Net                                  -                       16
                                                            -------                  -------
Operating Profit, As Reconciled                             $ 1,325      14.7%       $ 1,152        14.8%
                                                            =======                  =======

NOTE:

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

                                MASCO CORPORATION
        GAAP RECONCILIATION OF OPERATING PROFIT AND SHAREHOLDERS' EQUITY
                                  (IN MILLIONS)

                                                    TWELVE MONTHS ENDED
                                                       SEPTEMBER 30,
                                                    --------------------
                                                     2004         2003
                                                    -------      -------
Operating Profit from Continuing Operations         $ 1,691      $ 1,521

Goodwill Impairment Charge                               48            5

European Charges                                          -           54

(Income) from Planned Disposition of a Business           -          (16)

Accelerated Benefit Expense, Net                          -           16

(Income) Regarding Litigation Settlement                (31)         (90)
                                                    -------      -------

Operating Profit, As Reconciled                     $ 1,708      $ 1,490
                                                    =======      =======

                                                                           TWELVE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                     --------------------------------
                                                                      2004         2003         2002
                                                                     -------      -------      ------
Shareholders' Equity, As Reported                                    $ 5,242      $ 5,405      $5,336

2002 Goodwill Impairment Charge (after tax)                               92           92          92

Goodwill Impairment Charge (after tax)                                    43            5           -

European Charges (after tax)                                               -           38           -

(Income) from Planned Disposition of a Business (after tax)                -          (10)          -

Accelerated Benefit Expense, Net (after tax)                               -           10           -

(Income) Charge Regarding Litigation Settlement, Net (after tax)         (20)         (57)        105
                                                                     -------      -------      ------

Shareholders' Equity, As Reconciled                                  $ 5,357      $ 5,483      $5,533
                                                                     =======      =======      ======

NOTES:

Data exclude discontinued operations.

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

This information is provided to explain the calculation of return on invested capital ("ROIC") which is calculated as after-tax operating profit (last twelve months) divided by the total of average debt (net of cash) and average shareholders' equity.

                                MASCO CORPORATION
                             DISCONTINUED OPERATIONS
                                  (IN MILLIONS)

                                                                            THREE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                            -------------------
                                                                            2004         2003
                                                                            ----         ------
Net Sales                                                                   $ 99         $ 163
                                                                            ====         =====

Income Before Income Taxes                                                  $ 10         $  12

Gain on Disposal of Discontinued Operations, Net                             108            90

Impairment Charge for Assets Held for Sale                                   (31)            -

Income Taxes                                                                 (17)          (41)
                                                                            ----         -----
Income From Discontinued Operations, After Income Taxes                     $ 70         $  61
                                                                            ====         =====

                                                                            NINE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                            -------------------
                                                                            2004          2003
                                                                           ------        ------
Net Sales                                                                  $ 302         $ 469
                                                                           =====         =====

Income Before Income Taxes                                                 $  28         $  39

Gain on Disposal of Discontinued Operations, Net                             108            90

Impairment Charge for Assets Held for Sale                                  (139)            -

Income Taxes                                                                 (33)          (51)
                                                                           -----         -----
(Loss) Income From Discontinued Operations, After Income Taxes             $ (36)        $  78
                                                                           =====         =====

NOTES:

Data exclude discontinued operations.

The unusual relationship between income tax expense and income before income taxes (including the loss on disposition of businesses) in 2004 results primarily from the expected loss providing no current tax benefit in the countries where the loss is anticipated to be incurred and from the expensing of deferred tax assets of the discontinued operations which are no longer expected to be realized.